Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces December 31, 2024 Financial Results and Declares First Quarter 2025 Dividend of $0.42 per Share and Additional Dividends Totaling $0.12 per Share for 2025

BOSTON – February 27, 2025– Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced financial results for the fourth quarter and fiscal year ended December 31, 2024, and that its Board of Directors (the “Board”) has declared a dividend of $0.42 per share for the first quarter of 2025 and has also declared additional dividends totaling $0.12 per share for 2025.

“BCSF delivered strong quarterly and full year 2024 results as we continued to benefit from high net investment income and stable credit performance, supported by an active year of investment activity where we saw record originations,” said Michael Ewald, Chief Executive Officer of BCSF. “As a result of our strong performance, we are pleased to announce another year of additional dividends for our shareholders. Looking ahead in 2025, we believe the Company is well positioned to continue to source and execute attractive middle market investment opportunities and drive further value for our shareholders.”

QUARTERLY HIGHLIGHTS

•
Net investment income (NII) per share was $0.52, equating to an annualized NII yield on book value of 11.8%(1);
•
Net income per share was $0.34, equating to an annualized return on book value of 7.8%(1); Net asset value per share as of December 31, 2024 was $17.65, as compared to $17.76 as of September 30, 2024;
•
Gross and net investment fundings were $547.8 million and $42.7 million, respectively; ending net debt-to-equity was 1.13x, as compared to 1.09x as of September 30, 2024(2);
•
Investments on non-accrual represented 1.3% and 0.2% of the total investment portfolio at amortized cost and fair value, respectively, as of December 31, 2024;
•
Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.42 per share for the first quarter of 2025 payable to stockholders of record as of March 17, 2025 and has also declared additional dividends totaling $0.12 per share for 2025, to be distributed in four consecutive quarterly payments of $0.03 per share per quarter. The first additional dividend is payable to stockholders of record as of March 17, 2025(3); and
•
On February 6, 2025, the Company closed an offering of $350.0 million aggregate principal amount of 5.950% unsecured notes due 2030. The net proceeds of the offering were primarily used to repay outstanding secured indebtedness under its financing arrangements and for general corporate purposes.

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q4 2024	Q3 2024
Net investment income per share	$0.52	$0.53
Net investment income	$33.6	$34.0
Earnings per share	$0.34	$0.51
Dividends per share declared and payable	$0.45	$0.45

($ in millions, unless otherwise noted)	As of December 31, 2024	As of September 30, 2024
Total fair value of investments	$2,431.2	$2,408.0
Total assets	$2,632.2	$2,543.7
Total net assets	$1,139.7	$1,146.6
Net asset value per share	$17.65	$17.76

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended December 31, 2024, the Company invested $547.8 million in 88 portfolio companies, including $317.3 million in 15 new companies and $230.5 million in 73 existing companies. The Company had $505.1 million of principal repayments and sales in the quarter, resulting in net investment fundings of $42.7 million.

Investment Activity for the Quarter Ended December 31, 2024:

($ in millions)	Q4 2024	Q3 2024
Investment Fundings	$547.8	$413.1
Sales and Repayments	$505.1	$248.0
Net Investment Activity	$42.7	$165.1

As of December 31, 2024, the Company’s investment portfolio had a fair value of $2,431.2 million, comprised of investments in 168 portfolio companies operating across 30 different industries.

Investment Portfolio at Fair Value as of December 31, 2024:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loan	$1,557.8	64.1%
Second Lien Senior Secured Loan	30.1	1.2
Subordinated Debt	53.4	2.2
Preferred Equity	170.9	7.0
Equity Interest	230.6	9.5
Warrants	0.6	0.0
Investment Vehicles	387.8	16.0
Subordinated Note in ISLP	190.7	7.8
Equity Interest in ISLP	55.4	2.3
Subordinated Note in SLP	146.5	6.1
Preferred and Equity Interest in SLP	(4.8)	(0.2)
Total	$2,431.2	100%

As of December 31, 2024, the weighted average yield on the investment portfolio at amortized cost and fair value were 11.7% and 11.8%, respectively, as compared to 12.1% and 12.1%, respectively, as of September 30, 2024(4). 92% of the Company’s debt investments at fair value were in floating rate securities.

As of December 31, 2024, five portfolio companies were on non-accrual status, representing 1.3% and 0.2% of the total investment portfolio at amortized cost and fair value, respectively.

As of December 31, 2024, ISLP’s investment portfolio had an aggregate fair value of $655.8 million, comprised of investments in 35 portfolio companies operating across 15 different industries. The investment portfolio on a fair value basis was comprised of 96.6% first lien senior secured loans, 0.8% second lien senior secured loans and 2.6% equity interests. 100% of ISLP’s debt investments at fair value were in floating rate securities.

As of December 31, 2024, SLP’s investment portfolio had an aggregate fair value of $1,399.2 million, comprised of investments in 100 portfolio companies operating across 27 different industries. The investment portfolio on a fair value basis was comprised of 99.4% first lien senior secured loans, 0.4% second lien senior secured loans and 0.2% equity interests. 99.9% of SLP’s debt investments at fair value were in floating rate securities.

RESULTS OF OPERATIONS

For the three months ended December 31, 2024 and September 30, 2024, total investment income was $73.3 million and $72.5 million, respectively.

Total expenses (before taxes) for the three months ended December 31, 2024 and September 30, 2024 were $38.4 million and $37.5 million, respectively.

Net investment income for the three months ended December 31, 2024 and September 30, 2024 was $33.6 million or $0.52 per share and $34.0 million or $0.53 per share, respectively.

During the three months ended December 31, 2024, the Company had net realized and unrealized losses of $11.5 million.

Net increase in net assets resulting from operations for the three months ended December 31, 2024 was $22.1 million, or $0.34 per share.

CAPITAL AND LIQUIDITY

As of December 31, 2024, the Company had total principal debt outstanding of $1,395.2 million, including $442.7 million outstanding in the Company’s Sumitomo Credit Facility, $352.5 million outstanding of the debt issued through BCC Middle Market CLO 2019-1 LLC, $300.0 million outstanding in the Company’s senior unsecured notes due March 2026 and $300.00 million outstanding in the Company’s senior unsecured notes due October 2026.

For the three months ended December 31, 2024, the weighted average interest rate on debt outstanding was 5.1%, as compared to 5.1% for the three months ended September 30, 2024.

As of December 31, 2024, the Company had cash and cash equivalents (including foreign cash) of $53.5 million, restricted cash and cash equivalents of $45.5 million, $8.3 million of unsettled trades, net of receivables and payables of investments, and $412.3 million of capacity under its Sumitomo Credit Facility. As of December 31, 2024, the Company had $560.9 million of undrawn investment commitments.

On February 6, 2025, the Company closed an offering of $350.0 million aggregate principal amount of 5.950% unsecured notes due 2030. The net proceeds of the offering were primarily used to repay outstanding secured indebtedness under its financing arrangements and for general corporate purposes.

As of December 31, 2024, the Company’s debt-to-equity and net debt-to-equity ratios were 1.22x and 1.13x, respectively, as compared to 1.14x and 1.09x, respectively, as of September 30, 2024(2).

Endnotes

(1)
Net investment income yields and net income returns are calculated on average net assets, or book value, for the respective periods shown.

(2)
Net debt-to-equity represents principal debt outstanding less cash and cash equivalents and unsettled trades, net of receivables and payables of investments.

(3)
The first quarter dividend is payable on March 31, 2025 to stockholders of record as of March 17, 2025.

(4)
The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost or fair value. The weighted average yield does not represent the total return to our stockholders.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:00 a.m. Eastern Time on February 28, 2025. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalspecialtyfinance.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

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Domestic: 1-800-267-6316
•
International: 1-203-518-9783
•
Conference ID: BAIN

All participants will need to reference “Bain Capital Specialty Finance - Fourth Quarter and Fiscal Year Ended December 31, 2024 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through March 7, 2025 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•
Domestic: 1-844-512-2921
•
International: 1-412-317-6671
•
Conference ID: 11158241

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	December 31, 2024	December 31, 2023

Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,784,019 and $1,615,061, respectively)	$1,773,742	$1,593,360
Non-controlled/affiliate investments (amortized cost of $77,269 and $132,650, respectively)	75,733	147,971
Controlled affiliate investments (amortized cost of $585,702 and $554,123, respectively)	581,714	557,012
Cash and cash equivalents	51,562	42,995
Foreign cash (cost of $2,640 and $6,865, respectively)	1,963	6,405
Restricted cash and cash equivalents	45,541	63,084
Collateral on forward currency exchange contracts	9,755	7,613
Deferred financing costs	4,591	2,802
Interest receivable on investments	39,164	37,169
Receivable for sales and paydowns of investments	37,760	4,310
Prepaid insurance	197	210
Unrealized appreciation on forward currency exchange contracts	4,690	—
Dividend receivable	5,745	9,417
Total Assets	$2,632,157	$2,472,348

Liabilities
Debt (net of unamortized debt issuance costs of $4,929 and $7,567, respectively)	$1,390,270	$1,255,933
Interest payable	13,860	13,283
Payable for investments purchased	29,490	11,453
Unrealized depreciation on forward currency exchange contracts	1,185	2,260
Base management fee payable	9,160	8,929
Incentive fee payable	4,696	7,327
Accounts payable and accrued expenses	14,771	9,581
Distributions payable	29,053	27,116
Total Liabilities	1,492,485	1,335,882

Commitments and Contingencies (See Note 11)

Net Assets
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,562,265 and 64,562,265 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	65	65
Paid in capital in excess of par value	1,159,493	1,168,384
Total distributable loss	(19,886)	(31,983)
Total Net Assets	1,139,672	1,136,466
Total Liabilities and Total Net Assets	$2,632,157	$2,472,348

Net asset value per share	$17.65	$17.60

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Year Ended December 31,
	2024	2023	2022
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$179,956	$184,921	$138,984
Dividend income	1,958	62	634
PIK income	22,680	20,536	13,495
Other income	18,597	10,561	15,091
Total investment income from non-controlled/non-affiliate investments	223,191	216,080	168,204

Investment income from non-controlled/affiliate investments:
Interest from investments	3,140	9,890	7,470
Dividend income	920	4,815	4,109
PIK income	461	2,308	1,542
Total investment income from non-controlled/affiliate investments	4,521	17,013	13,121

Investment income from controlled affiliate investments:
Interest from investments	39,145	33,739	19,819
Dividend income	25,796	30,957	18,401
Total investment income from controlled affiliate investments	64,941	64,696	38,220
Total investment income	292,653	297,789	219,545

Expenses
Interest and debt financing expenses	74,688	80,008	52,318
Base management fee	35,644	36,095	34,669
Incentive fee	28,872	25,456	19,572
Professional fees	3,494	2,561	2,959
Directors fees	695	716	707
Other general and administrative expenses	10,108	7,981	5,777
Total expenses, net of fee waivers	153,501	152,817	116,002
Net investment income before taxes	139,152	144,972	103,543
Income tax expense, including excise tax	4,475	3,357	837
Net investment income	134,677	141,615	102,706

Net realized and unrealized gains (losses)
Net realized loss on non-controlled/non-affiliate investments	(18,174)	(62,903)	(1,725)
Net realized gain (loss) on non-controlled/affiliate investments	7,727	19,006	(1,355)
Net realized gain (loss) on foreign currency transactions	(320)	(5,134)	5,292
Net realized gain (loss) on forward currency exchange contracts	2,304	(407)	20,894
Net realized loss on extinguishment of debt	—	—	(747)
Net change in unrealized appreciation on foreign currency translation	(251)	4,050	(3,644)
Net change in unrealized appreciation on forward currency exchange contracts	5,765	(2,322)	(5,259)
Net change in unrealized appreciation on non-controlled/non-affiliate investments	11,424	49,524	(50,309)
Net change in unrealized appreciation on non-controlled/affiliate investments	(16,857)	(24,271)	27,190
Net change in unrealized appreciation on controlled affiliate investments	(6,877)	4,217	12,437
Total net gain (loss)	(15,259)	(18,240)	2,774
Net increase in net assets resulting from operations	$119,418	$123,375	$105,480

Basic and diluted net investment income per share of common stock	$2.09	$2.19	$1.59
Basic and diluted increase in net assets resulting from operations per share of common stock	$1.85	$1.91	$1.63
Basic and diluted weighted average common stock outstanding	64,562,265	64,562,265	64,562,265

See Notes to Consolidated Financial Statements

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through December 31, 2024, BCSF has invested approximately $8,784.3 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. (212) 803-9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. (646) 502-3549

clusk@stantonprm.com